Exhibit 99.1

                    Certification of CEO and CFO Pursuant to
                             18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Albertson's, Inc. (the "Company") for the period ended August 1, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Lawrence R. Johnston, as Chief Executive Officer of the Company, and Felicia D. Thornton, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his/her knowledge:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: September 13, 2002                /S/ Lawrence R. Johnston
                                        ----------------------------------------
                                        Lawrence R. Johnston
                                        Chairman of the Board and
                                          and Chief Executive Officer


Date: September 13, 2002                /S/ Felicia D. Thornton
                                        ----------------------------------------
                                        Felicia D. Thornton
                                        Executive Vice President
                                          and Chief Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.